EXHIBIT 99.1

Social Reality Q1 Revenue Beats Guidance

Total Revenue Tops $4M, a 626% Year-over-Year Increase

Company Guides Current Q2 Revenue Growth to $6M, a 2,067% Year-over-Year Increase

Press Release: Social Reality, Inc. –

Los Angeles, CA (Marketwired - May 18, 2015)—Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, announced today its first quarter 2015 financial results. Revenues for the first quarter ended March 31, 2015 were $4,021,284, an increase of 626% over the first quarter of 2014 and an 11% sequential increase over the fourth quarter of 2014. The company also reported gross margins of 44% for the period ended March 31, 2015.

“Historically our first quarter revenues have been lower than the rest of the year, so we are very excited to see such a significant increase in our first quarter. We expect this growth to continue into the next quarter so we are providing Q2 2015 gross revenue guidance of $6,000,000, a 2,067% increase over Q2 2014,” said Christopher Miglino, Social Reality CEO and Chairman. “Our revenue for the first quarter almost surpasses our entire 2014 yearly revenue and by the end of the second quarter we expect to almost double last year’s revenue. We are experiencing significant growth this year, and Social Reality is well-positioned to participate in the explosive growth in digital ad spending,” added Miglino.

First Quarter 2015 Highlights

•

Revenue of $4,021,284 represents a 626% increase over the first quarter of 2014

•

Third consecutive quarter-over-quarter growth

•

Q2 2015 revenue guidance of $6M, a 2,067% increase over the second quarter of 2014

Three-month financial results for the period ended March 31, 2015

Revenues for the three months ended March 31, 2015 were $4,021,284 compared to $553,677 reported for the three months ended March 31, 2014.  The growth is attributed to an approximate three-fold increase in sell-side revenue from organic growth and in-house technology development, expansion into buy-side revenue through last year’s acquisitions, and most recently, new revenue streams from platform sales. As a result, our gross profit increased to $1,778,809 for the three months ended March 31, 2015 compared to $181,062 for the same period of 2014, with a corresponding increase of over 10% in the gross margin, up to 44% for the three months ended March 31, 2015.

For the quarter ended March 31, 2015, adjusted EBITDA was ($709,634) compared to ($451,788) in the first quarter of 2014. The net increase in the adjusted EBITDA loss is mostly attributable to the growth of the Company’s technology team and the addition of support for its trading desk products, and we are pleased with the dramatic improvement in the loss represented as a percent of total revenue.

The company also reported a net loss of $2,054,461, or $0.08 per share, for the three months ended March 31, 2015, compared to a net loss of $687,810, or $0.03 per share, for the corresponding period of 2014.  In the table, Reconciliation of Adjusted EBITDA to GAAP, the additional $1,344,827 of costs contributing to the net loss, incremental to adjusted EBITDA, are primarily comprised of non-cash stock-based compensation, amortization, accretion, and interest expenses.

Balance Sheet as of March 31, 2015

Cash and cash equivalents totaled $703,025 at March 31, 2015. Current assets and total assets were $4,958,537 and $26,746,671, respectively, and current liabilities and total liabilities were $10,814,793 and $22,783,639, respectively. At March 31, 2015 the company had stockholders' equity of $3,963,032.

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve certain risks.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:  our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with our recent participation on the Google ADX Platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Contact:

Robert Haag

Managing Director

IRTH Communications

SCRI@irthcommunications.com

1-866-976-4784

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Periods Ended March 31,
	2015	2014

Revenues	$4,021,284	$553,677
Cost of revenue	2,242,475	372,615

Gross profit	1,778,809	181,062

Operating expense	2,910,000	869,405

Loss from operations before other expense	(1,131,191)	(688,343)

Interest income (expense)	(923,270)	533

Loss from operations	(2,054,461)	(687,810)

Provision for income taxes	—	—

Net loss	$(2,054,461)	$(687,810)

Net loss per share, basic and diluted	$(0.08)	$(0.03)

Weighted average shares outstanding	27,029,749	20,630,358

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$703,025	$1,843,393
Accounts receivable, net of allowance for doubtful accounts of $59,545 and $52,338	4,075,629	3,874,620
Prepaid expenses	177,524	222,532
Other current assets	2,359	7,352
Total current assets	4,958,537	5,947,897

Property and equipment, net of accumulated depreciation of $29,792 and $25,013	22,823	27,602
Goodwill and other intangibles	18,318,911	18,318,911
Deferred debt issue costs	2,587,800	2,907,736
Prepaid stock based compensation	849,406	1,008,019
Other assets	9,194	4,804

Total assets	$26,746,671	$28,214,969

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$3,185,285	$2,882,120
Note payable - related party	2,500,000	2,500,000
Notes payable, current portion	1,417,000	1,350,000
Unearned revenue	8,095	25,295
Contingent consideration payable to related party - current portion	3,704,413	3,586,722
Total current liabilities	10,814,793	10,344,137

Notes payable	7,418,880	7,713,014
Contingent consideration payable to related party - long term	3,248,611	3,145,401
Put liability	1,301,355	1,260,010

Total liabilities	22,783,639	22,462,562

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding
Series 1 Preferred stock, authorized 200,000 shares, 86,000 shares issued and outstanding, respectively	86	86
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 29,416,612 shares issued and 27,029,749 shares outstanding, respectively	27,030	27,030
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,408,239	13,143,153
Accumulated deficit	(9,472,323)	(7,417,862)

Total stockholders' equity	3,963,032	5,752,407

Total liabilities and stockholders' equity	$26,746,671	$28,214,969

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

(Unaudited)

	Three Month Periods Ended March 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(2,054,461)	$(687,810)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of stock based prepaid fees	158,613	168,417
Stock based compensation	258,166	65,353
Amortization of debt issue costs	319,936	—
PIK interest expense accrued to principal	88,667	—
Accretion of contingent consideration	220,901	—
Accretion of put liability	41,345	—
Depreciation	4,779	2,785
Bad debt expense	7,207	—
Changes in operating assets and liabilities:
Accounts receivable	(208,216)	317,606
Prepaid expenses	45,008	17,623
Other current assets	4,993	(2,000)
Other assets	(4,390)	(804)
Accounts payable and accrued expenses	303,164	(542,606)
Unearned revenue	(17,200)	—

Cash used by operating activities	(831,488)	(661,436)

Cash flows from investing activities:
Purchase of equipment	—	(6,856)

Cash used by investing activities	—	(6,856)

Cash flows from financing activities:
Sale of common stock	—	1,273,161
Cost of common stock sale	—	(16,291)
Proceeds from warrant offering	6,921	—
Repayments of note payable	(315,801)	—

Cash (used) provided by financing activities	(308,880)	1,256,870

Net (decrease) increase in cash	(1,140,368)	588,578
Cash, beginning of period	1,843,393	1,715,264
Cash, end of period	$703,025	$2,303,842

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$221,669	$—
Cash paid for taxes	$—	$—

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	Three Month Periods Ended March 31, (unaudited)
(unaudited, in thousands)	2015	2014
Net income (loss)	$(2,054)	$(688)
plus:
Equity based compensation	417	234
Adjusted net income (loss)	$(1,637)	$(454)
Interest expense	923	—
Depreciation of property, plant and equipment	5	3
Adjusted EBITDA	$(709)	$(451)